Exhibit 2.1

EXCHANGE AGREEMENT

Exchange Agreement (this “Agreement”), dated this 27th day of October, 2016, between Sachem Capital Partners, LLC, a Connecticut limited liability company (the “SCP”) and HML Capital Corp, a New York corporation (“HML”).

WITNESSETH:

WHEREAS, in connection with an initial public offering (the “IPO”) of its common shares, par value $0.001 per share (the “Common Shares”), by HML, SCP has agreed to transfer, convey, assign, transfer and sell all of its assets (collectively, the “SCP Assets”), subject to all of SCP’s liabilities (collectively, the “SCP Liabilities”), to HML and HML has agreed to accept, acquire and purchase all of the SCP Assets and assume all of the SCP Liabilities in exchange for 6,283,237 Common Shares (the “Shares”); and

WHEREAS, SCP intends to distribute the Shares to its members, pro rata in accordance to their capital account balances as provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           The Exchange. SCP hereby agrees that on the Closing Date (as defined below), it will sell, convey, assign and transfer the SCP Assets to HML and HML hereby agrees to (a) accept, acquire and purchase all of the SCP Assets and assume, pay and discharge all of the SCP Liabilities and (b) issue the Shares to SCP in exchange and as consideration for all of the SCP Assets (the foregoing transaction being herein referred to as the “Exchange”). HML acknowledges and agrees that following the Exchange, SCP will distribute the Shares to its members (the “SCP Members”), rounded-down to the nearest whole number of Common Shares, pro rata in accordance with the respective capital account balances of the SCP Members as of the close of business on the date immediately prior to the date of such distribution. SCP hereby acknowledges and agrees that the Shares shall not be registered but shall constitute “restricted shares” as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and shall also execute and deliver a lock-up agreement, substantially in the form annexed hereto as Exhibit A (the “Lock-Up Agreement”) with respect to the Shares.

2.           SCP’s Representations and Warranties. SCP hereby represents and warrants to HML, which representations and warrants are and shall be true, complete and correct as of the date hereof and as of the Closing Date, as follows:

a.           Authority, Approval and Enforceability.

(i)	SCP has the full power and authority and legal capacity to execute and deliver this Agreement and to consummate the Exchange and this Agreement and all agreements, instruments and documents executed and delivered or to be executed and delivered by SCP in connection with the Exchange (collectively, the “Collateral Agreements”) has been duly executed and delivered by SCP.

(ii)	SCP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and legal capacity to execute and deliver this Agreement and each Collateral Agreement, to consummate the Exchange, and to perform its obligations hereunder and thereunder and the execution and delivery of this Agreement and the Collateral Agreements and the performance of its obligations hereunder and thereunder have been duly and validly authorized and approved by all action necessary on behalf of SCP.

(iii)	This Agreement and each Collateral Agreement to which SCP is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of SCP, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

b.           Ownership of Assets. SCP has good and valid title to the SCP Assets and owns the SCP Assets free and clear of all liens, mortgages, encumbrances and other security interests, other than a security interest in favor of Bankwell Bank.

3.           HML Representations and Warranties. HML represents and warrants to SCP, which representations and warrants are and shall be true, complete and correct as of the date hereof and as of the Closing Date, as follows:

a.           Corporate Existence and Qualification. HML is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; has the corporate or other power and any required certificates, authorizations or permits issued by any regulatory body to own, manage, lease and hold its properties and to carry on its business as described in the prospectus as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the HML and its subsidiaries, taken as a whole.

2

b.           Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by HML and HML has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements and to consummate the Exchange, and the execution and delivery of this Agreement and the Collateral Agreements and the performance of its obligations hereunder and thereunder have been duly and validly authorized and approved by all corporate action necessary on behalf of HML. This Agreement and each Collateral Agreement to which HML is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of HML, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

c.           Issuance of the Shares. HML has full power and authority to issue the Shares. The issuance of the Shares has been duly authorized, and upon the closing of the Exchange, the Shares, when issued, will be legally and validly issued, fully paid and non-assessable, free and clear of all liens; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed and shall be subject to the terms of the Lock-Up Agreement.

d.           Capitalization; Ownership of Shares. The authorized capital stock of HML consists of 55,000,000 shares of which 50,000,000 are Common Shares and 5,000,000 are preferred shares, par value $.001 per share, of which 2,250,000 Common Shares are currently issued and outstanding and 8,533,237 Common Shares shall be issued and outstanding immediately after the consummation of the Exchange but immediately before the IPO. All outstanding Common Shares are validly issued, fully paid and nonassessable. Except as set forth in the prospectus to be filed by HML pursuant to Rule 424 promulgated under the Securities Act (the “Final Prospectus”), there are no (i) securities convertible into or exchangeable for any capital stock or other securities of HML, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of HML or securities that are convertible into or exchangeable for capital stock or other securities of HML or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other securities of HML, any such convertible or exchangeable securities or any such options, warrants or other rights.

e.           Private Placement. The offer and issuance of the Shares to SCP is being made pursuant to the exemptions from the registration provisions of the Securities Act afforded by Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. Assuming the accuracy of SCP’s representations and warranties set forth in Section 2 hereof, no registration under the Securities Act is required for the offer and issuance of the Shares by HML to SCP as contemplated hereby. Neither HML nor any person acting on behalf of HML has offered or sold any of the Shares by any form of general solicitation or general advertising. Except as otherwise permitted under Rule 501 promulgated under the Securities Act, HML has offered the Shares only to SCP.

4.           Transfer, Listing and Registration.

a.           Transfers. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to HML, or to an Affiliate (as defined in Rule 144 under the Securities Act) of SCP, or by will or by the laws of descent or distribution, HML may require SCP to provide to HML an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to HML, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any transferee shall agree in writing to be subject to the obligations of SCP to this Agreement.

3

b.           Legends. Each of SCP and its transferees, including, but not limited to, its Members agrees to the imprinting, so long as is required by this Section 4(b), of a legend on any certificates evidencing the Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT AND IS SUBJECT TO RESTRICTIONS AGAINST TRANSFER AS SET FORTH IN THE LOCK-UP AGREEMENT. A COPY OF THIS AGREEMENT IS ON FILE WITH THE ISSUER”

c.           Certificates. HML agrees to reissue certificates evidencing the Shares without the legend set forth in Section 4(b) if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to HML describing the manner and terms of such transfer and removal as HML may reasonably request. Such transfer and removal will only be effected, (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any resale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for resale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

d.           Acknowledgement. SCP agrees, on its behalf on behalf of each of its transferees, that the removal of any restrictive legend from certificates representing Shares as set forth in this Section 4 is predicated upon HML’s reliance that neither SCP nor any of its transferees will sell any Shares other than pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom and in compliance with the terms of the Lock-up Agreement, if any.

5.           Conditions Precedent to Obligations of HML. The obligations of HML are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by HML in writing:

4

a.           all representations and warranties of SCP contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

b.           all agreements and covenants of SCP to be performed or complied with on or prior to the Closing Date have in all material respects been so performed or complied with.

6.           Conditions Precedent to Obligations of SCP. The obligations of SCP are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the SCP in writing:

a.           all representations and warranties of HML contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

b.           all obligations, agreements and covenants of HML to be performed or complied with on or prior to the Closing Date shall have, in all respects been so performed or complied with.

7.           Indemnity.

a.           HML shall indemnify and hold harmless SCP and, to the extent applicable, SCP’s directors, officers, shareholders, members, managers, and heirs and assigns from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees) and assessments arising out of, resulting from, or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by HML in this Agreement or in any Collateral Agreement delivered by HML pursuant hereto.

b.           SCP shall indemnify and hold harmless HML and HML’s directors, officers, shareholders, members, managers, and heirs and assigns from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees) and assessments arising out of, resulting from, or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by SCP in this Agreement or in any Collateral Agreement delivered by SCP pursuant hereto.

5

8.           Miscellaneous.

a.           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to HML, to: 23 Laurel Street, Branford, Connecticut 06405, Attention: Jeffrey C. Villano, with a copy to: Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue, 16th Floor, New York, New York 10022, Attention: Joel Goldschmidt, Esq., telecopier: 212-208-6809; email: jgoldschmidt@mzrl.com, (ii) if to SCP to: 23 Laurel Street, Branford, Connecticut 06405, Attention: John L. Villano, with a copy to: Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue, 16th Floor, New York, New York 10022, Attention: Joel Goldschmidt, Esq., telecopier: 212-208-6809; email: jgoldschmidt@mzrl.com,

b.           Closing. The consummation of the transactions contemplated herein (the “Closing”) shall take place on and at such date, time and place as shall be determined by the Manager (“Closing Date”).

c.           Entire Agreement; Assignment. This Agreement and any other documents executed and/or delivered in connection with this transaction represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by HML and SCP. Neither HML nor SCP has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of HML shall be assigned without prior notice to and the written consent of SCP. SCP may assign any or all of its rights hereunder to any person in connection with a transfer of any Security to such person, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to SCP.

d.           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

e.           Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties hereto and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of HML or SCP, as the case may be, agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

6

f.            Equitable Adjustment. The number of Shares to be issued hereunder shall be adjusted to reflect any changes in the terms of the IPO.

g.           Delay in Exercise of Rights. No failure or delay of any party hereto in exercising any right herein shall act as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise of any right hereunder. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect.

h.           Ordinary Course of Business. Notwithstanding anything to the contrary herein, nothing contained herein shall preclude SCP from, and SCP shall be obligated to, (i) conduct its business in the ordinary course consistent with past practice between the date hereof and the Closing of the transactions contemplated hereby and (ii) pay any and all amounts due and owing to JJV, LLC, a Connecticut limited liability company and the managing member of SCP as set forth in the Final Prospectus.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

HML CAPITAL CORP.

By:	/s/ John L. Villano
Name: John L. Villano
Title: Co-Chief Executive Officer

SACHEM CAPITAL PARTNERS, LLC
BY: JJV, LLC, Manager

By:	/s/ Jeffrey C. Villano
Name: Jeffrey C. Villano
Title: Managing Member

8